EXHIBIT 10.6
APOLLO GROUP, INC.
2000 STOCK INCENTIVE PLAN
PLAN AMENDMENT
     The Apollo Group, Inc. 2000 Stock Incentive Plan, as previously amended and restated (the “Plan”), is hereby further amended, effective September 26, 2008, as follows:
1. Section 5.4 of the Plan is hereby amended in its entirety to read as follows:
     Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 14.1, the maximum number of shares of Stock for which one or more Awards may be granted to any one Participant during a fiscal year of the Company shall be limited to one million (1,000,000) shares in the aggregate; provided, however, that such limit shall be increased to one million five hundred thousand (1,500,000) shares of Stock in the aggregate for any Awards made to the Participant during the fiscal year of the Company in which such Participant first commences employment or service with the Company.
2. Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to such amendment shall continue in full force and effect.
     IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on the date indicated below.

APOLLO GROUP, INC.
By:	/s/ Joseph L. D’Amico
Title:	President and CFO
Dated:	September 26, 2008